Exhibit 23.4

December 18, 2020

Gracell Biotechnologies Inc. (the “Company”)

Registered Office:

Sertus Incorporations (Cayman) Limited

Sertus Chambers, Governors Square, Suite # 5-204

23 Lime Tree Bay Avenue, P.O. Box 2547

Grand Cayman, KY1-1104

Cayman Islands

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about December 18, 2020 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/Wendy Hayes

Name: Wendy Hayes

[Signature Page to Consent to Act as an Independent Director]